Exhibit 10.8

FORM OF INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into this [•] (the “Effective Date”), by and between TALMER BANCORP, INC., a Michigan corporation (the “Company”), and [•] (the “Indemnitee”).

RECITALS:

A.                                    As of the Effective Date, Indemnitee will be a member of the Board of Directors of the Company, and in such capacity will perform a valuable service for the Company.

B.                                    The Company’s Second Amended and Restated Bylaws (the “Bylaws”) authorize and direct the Company to indemnify the directors, officers, agents and employees of the Company to the extent permitted by Michigan law,

C.                                    The Michigan Business Corporation Act (“MBCA”) specifically provides that a corporation may indemnify a director, officer, employee, or agent in certain circumstances where the applicable standard of conduct has been met.

D.                                    To induce Indemnitee to serve as a member of the Board of Directors of the Company or as an officer, or both, the Company desires to enter into this Agreement with Indemnitee.

NOW, THEREFORE, in consideration of Indemnitee’s continued service with the Company after the date hereof, the parties agree as follows:

1.                                      D&O Insurance.  The Company shall use its reasonable best efforts to purchase and maintain a policy or policies of insurance with reputable insurance companies with A.M. Best ratings of “A” or better, providing Indemnitee with coverage for any liability asserted against, or incurred by, Indemnitee or on Indemnitee’s behalf by reason of the fact that Indemnitee is or was or has agreed to serve as a director, officer, employee or agent of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve on behalf of or at the request of the Company as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, fiduciary, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, or arising out of Indemnitee’s status as such, whether or not the Company would have the power to indemnify Indemnitee against such liability under the provisions of this Agreement. Such insurance policies shall have coverage terms and policy limits at least as favorable to Indemnitee as the insurance coverage provided to any other director or officer of the Company. If the Company has such insurance in effect at the time the Company receives from Indemnitee any notice of the commencement of an action, suit or proceeding, the Company shall give prompt notice of the commencement of such action, suit or proceeding to the insurers in accordance with the procedures set forth in the policy. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policy.

2.                                      Indemnity.  The Company hereby agrees to hold harmless and indemnify Indemnitee against any and all expenses (including, without limitation, attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company) (individually, a “Proceeding” and, collectively, the “Proceedings”) to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Indemnitee is, was or at any time becomes a director, officer, partner, trustee, employee or agent of the Company, or is or was serving or at any time serves at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, employee benefit plans) to the fullest extent authorized and permitted by the provisions of the MBCA, or by any amendment thereof or other provisions of Michigan law authorizing or permitting such indemnification which is adopted after the date hereof; provided, however, that no change in Michigan law shall have the effect of reducing the benefits available to Indemnitee hereunder based on Michigan law as in effect on the date hereof or as such benefits may improve as a result of amendments after the date hereof. The rights of Indemnitee provided in this Section 2 shall include, without limitation, the rights set forth in the other sections of this Agreement. All payments made by the Company pursuant to this Agreement shall be made as soon as practicable but in any event no later than twenty (20) days after written demand is presented to the Company.

3.                                      Partial Indemnity, Etc.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the amounts indemnifiable hereunder in respect of a claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

4.                                      Burden of Proof.  In connection with any determination by the Board of Directors, any court or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the Board of Directors or court shall presume that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the burden of proof shall be on the Company or its representative to establish, by clear and convincing evidence, that Indemnitee is not so entitled.  The termination of any Proceeding by judgment, order, settlement, conviction, or a plea of nolo contendere or its equivalent, or any entry of an order of probation prior to judgment, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

5.                                      Continuation of Indemnity.  All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director, officer, employee or agent of the Company (or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was a director of the Company or serving in any other capacity referred to herein.

6.                                      Notification and Defense of Claim.  Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company in writing of the commencement thereof; provided, however, that the omission so to notify the Company shall not relieve the Company from any liability or obligation under this Agreement unless, and only to the extent that, such failure to notify the Company results in the loss of substantive rights or defenses in the Proceeding.  With respect to any such action, suit or proceeding as to which Indemnitee notifies the Company of the commencement thereof:

(a)                                 The Company shall be entitled to participate therein at its own expense;

(b)                                 Except as otherwise provided below, to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof, with counsel selected by the Company and reasonably satisfactory to Indemnitee.  After notice from the Company to Indemnitee of its election so to assume the defense thereof, the Company shall not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below.  Notwithstanding the foregoing, Indemnitee shall have the right to employ separate counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless, in the reasonable opinion of the Company’s Indemnification Committee or, if there is no Indemnification Committee, counsel to such Indemnitee: (i) there may be legal defenses available to Indemnitee that are different from or in addition to those available to the Company, or (ii) a conflict or potential conflict otherwise exists between the Company and Indemnitee that would make such separate representation advisable; and

(c)                                  The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its prior written consent.  The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s prior written consent.  Neither the Company nor Indemnitee shall unreasonably withhold their consent to any proposed settlement.

7.                                      Advance Payment of Expenses.  If so requested by Indemnitee, the Company shall advance, or cause to be advanced (within two business days of such request), any and all reasonable expenses incurred by Indemnitee (an “Expense Advance”). The Company shall, in accordance with such request (but without duplication), either (i) pay, or cause to be paid, such expenses on behalf of Indemnitee, or (ii) reimburse, or cause the reimbursement of, Indemnitee for such expenses. Indemnitee’s right to an Expense Advance is absolute and shall not be subject to any condition that the Board of Directors shall not have determined that Indemnitee is not entitled to be indemnified under applicable law. However, the obligation of the Company to make an Expense Advance pursuant to this Section 7 shall be subject to the condition that, if, when and to the extent that a final judicial determination is made (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee is not entitled to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid (it being understood and agreed that the foregoing agreement by Indemnitee shall be deemed to satisfy any requirement that Indemnitee provide the Company with an undertaking to repay any Expense Advance if it is ultimately determined that Indemnitee is not entitled to indemnification under applicable law). Indemnitee’s undertaking to repay such Expense Advances shall be unsecured and interest-free.

8.                                      Non-Exclusivity.  The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may have under any provision of law, the Company’s Articles of Incorporation, as amended from time to time (the (“Articles”), Bylaws, other agreements or otherwise.  To the extent that a change in Michigan law or the interpretation thereof (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Articles and Bylaws, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. To the extent that there is a conflict or inconsistency between the terms of this Agreement and the Articles or Bylaws, it is the intent of the parties hereto that Indemnitee shall enjoy the greater benefits regardless of whether contained herein, in the Articles or Bylaws. No amendment or alteration of the Articles or Bylaws or any other agreement shall adversely affect the rights provided to Indemnitee under this Agreement.  However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by Indemnitee in connection with a Proceeding.

9.                                      Severability.  Each of the provisions of this Agreement is a separate and distinct agreement, independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

10.                               Governing Law; Binding Effect; Amendment and Termination.

(a)                                 This Agreement shall be interpreted and enforced in accordance with the laws of the State of Michigan applicable to contracts made and to be wholly performed in such state.

(b)                                 This Agreement shall be binding upon Indemnitee and upon the Company, its successors and assigns, and shall inure to the benefit of Indemnitee, his/her heirs, personal representatives and assigns and to the benefit of the Company, its successors and assigns.

(c)                                  No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

(d)                                 This Agreement supersedes that certain Indemnification Agreement previously entered into by and between the Company and the Indemnitee.

11.                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the day and year first above written.

TALMER BANCORP, INC., a Michigan corporation

By:
Name:
Title:

INDEMNITEE:

[Signature Page to Talmer Bancorp, Inc. Indemnification Agreement]